Exhibit 99

Environmental Power Corporation Announces Successful Completion of Private Placement

    PORTSMOUTH, N.H.--(BUSINESS WIRE)--May 26, 2004--Environmental Power Corporation (OTCBB: POWR), announced today that it had successfully completed a private placement of units consisting of shares of its common stock and common stock warrants, raising gross proceeds of $5,640,000.
    Environmental Power sold a total of 235 units at a price of $24,000 per unit, with each unit consisting of 30,000 shares of common stock, and three-year warrants to purchase 15,000 shares of common stock at a purchase price of $1.10 per share. Environmental Power had originally targeted an offering of up to 210 units. However, Environmental Power was able to increase the size of the offering to 235 units as a result of greater than expected interest in the offering. Westminster Securities Corporation acted as placement agent for this private placement.
    "We are pleased to announce this financing, the proceeds of which will be used for working capital and general corporate purposes, including fueling the growth of Environmental Power's subsidiary, Microgy Cogeneration Systems," said Kam Tejwani, President and Chief Executive Officer of Environmental Power. "We are particularly gratified by the strong positive response this offering received, which we believe to be a vote of confidence in the future of Environmental Power and Microgy. The successful completion of this offering positions us well to execute on the exceptional business opportunity for the deployment of Microgy's anaerobic digester technology that we have worked so hard to develop."
    The securities underlying the units have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission under the Securities Act, or an applicable exception therefrom. Environmental Power has agreed to use its best efforts to register the shares of common stock issued to the investors as well as the shares issuable upon exercise of the warrants for resale under the Securities Act within 150 days of the final closing of the private placement. If the shares and warrants shares are not registered in a timely manner, Environmental Power will be obligated to pay damages for the delay, in an amount equal to one-percent per month of the aggregate amount invested, until registered.

    ABOUT ENVIRONMENTAL POWER CORPORATION

    Environmental Power Corporation (OTCBB: POWR) is a leader in resource management and energy production technologies that serve multiple socially responsible markets. Its wholly-owned subsidiary, Microgy Cogeneration Systems, Inc., owns a license to a proprietary technology to convert manure and food industry wastes into biogas, providing a waste management solution with the potential to pay for itself by producing renewable energy and other residual products valuable to farmers and growers. For more information visit the company's web site at www.environmentalpower.com.

    CAUTIONARY STATEMENT

    The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this press release such as statements concerning planned projects, statements regarding sales pipeline, backlog and revenue projections, statements containing the words "expects," "estimates," "anticipates," "believes," "projects" and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, uncertainties regarding project financing, the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of projects, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing on a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, risks relating to managing and integrating acquired businesses, unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with Environmental Power's or Microgy's projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power and Microgy operate and other factors, including those described in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as well as other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. Environmental Power undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Environmental Power
             Investor Contact:
             Kam Tejwani, 603-431-1780
             ktejwani@environmentalpower.com
             or
             Media Contact:
             Kate Dolan, 603-431-1780
             kdolan@environmentalpower.com